                                                                 EXHIBIT m(1)(c)

                                 AMENDMENT NO. 2
               THIRD AMENDED AND RESTATED MASTER DISTRIBUTION PLAN

         The Third Amended and Restated Master Distribution Plan (the "Plan"), dated as of June 3, 2002, pursuant to Rule 12b-1 of AIM Growth Series, a Delaware business trust, is hereby amended as follows:

         Appendix A of the Plan is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                           THIRD AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                                AIM GROWTH SERIES
               (CLASS A SHARES, CLASS C SHARES AND CLASS R SHARES)

                               (DISTRIBUTION FEE)

          The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for each Portfolio (or Class thereof) as designated below, a Distribution Fee* determined by applying the annual rate set forth below as to each Portfolio (or Class thereof) to the average daily net assets of the Portfolio (or Class thereof) for the plan year, computed in a manner used for the determination of the offering price of shares of the Portfolio (or Class thereof).

PORTFOLIO                                                  MINIMUM               MAXIMUM             MAXIMUM
                                                         ASSET BASED             SERVICE            AGGREGATE
CLASS A SHARES                                           SALES CHARGE              FEE                 FEE
--------------                                           ------------            -------            ---------

AIM Basic Value Fund                                         0.10%                 0.25%              0.35%
AIM Mid Cap Core Equity Fund                                 0.10%                 0.25%              0.35%
AIM Small Cap Growth Fund                                    0.10%                 0.25%              0.35%

                                                           MAXIMUM               MAXIMUM             MAXIMUM
                                                         ASSET BASED             SERVICE            AGGREGATE
CLASS C SHARES                                           SALES CHARGE              FEE                 FEE
--------------                                           ------------            -------            ---------

AIM Basic Value Fund                                         0.75%                 0.25%              1.00%
AIM Mid Cap Core Equity Fund                                 0.75%                 0.25%              1.00%
AIM Small Cap Growth Fund                                    0.75%                 0.25%              1.00%

----------

* The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable Portfolio (or Class thereof)."

                                                           MAXIMUM               MAXIMUM             MAXIMUM
                                                         ASSET BASED             SERVICE            AGGREGATE
CLASS R SHARES                                           SALES CHARGE              FEE                 FEE
--------------                                           ------------            -------            ---------

AIM Basic Value Fund                                         0.25%                 0.25%              0.50%
AIM Mid Cap Core Equity Fund                                 0.25%                 0.25%              0.50%
AIM Small Cap Growth Fund                                    0.25%                 0.25%              0.50%

         The Distributor will waive part or all of its Distribution Fee as to a Portfolio (or Class thereof) to the extent that the ordinary business expenses of the Portfolio exceed the expense limitation as to the Portfolio (if any) as contained in the Master Investment Advisory Agreement between the Company and A I M Advisors, Inc."

         All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: September 23, 2002

                                             AIM GROWTH SERIES
                                             (on behalf of its Class A Shares,
                                             Class C Shares and Class R Shares)


Attest: /s/ P. MICHELLE GRACE                By: /s/ ROBERT H. GRAHAM
        ------------------------------           -------------------------------
         Assistant Secretary                      Robert H. Graham
                                                  President